Exhibit 99.1
GLEACHER & COMPANY ANNOUNCES
SHAREHOLDER APPROVAL OF ANNUAL MEETING PROPOSALS
Company Changes Name, Reincorporates in Delaware
Ticker Changed to “GLCH”
NEW YORK, N.Y., May 28, 2010 — Gleacher & Company, Inc. (Nasdaq: GLCH), formerly Broadpoint Gleacher Securities Group, Inc., today announced the approval by its shareholders of all proposals in connection with the Company’s 2010 Annual Meeting of Shareholders on May 27, 2010. Following receipt of shareholder approval, the Company reincorporated in Delaware and changed its name to Gleacher & Company, Inc.
In addition to approving the name change and reincorporation, the shareholders elected Peter J. McNierney, Henry S. Bienen, Bruce Rohde and Marshall Cohen to the Board, approved the declassification of the Company’s Board of Directors and ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.
The Company also announced that, in keeping with the brand and name change, the Company’s ticker symbol has changed, effective today, from “BPSG” to “GLCH”. The Company’s common stock will continue to trade on the NASDAQ Global Market.
About Gleacher & Company
Gleacher & Company, Inc. (Nasdaq: GLCH) is an independent investment bank that provides corporations and institutional investors with strategic, research-based investment opportunities, capital raising, and financial advisory services, including merger and acquisition, restructuring, recapitalization and strategic alternative analysis services. For more information, please visit www.gleacher.com.
Forward Looking Statements
This press release contains “forward-looking statements.” These statements are not historical facts but instead represent the Company’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. The Company’s forward-looking statements are subject to various risks and uncertainties, including the conditions of the securities markets, generally, and acceptance of the Company’s services within those markets and other risks and factors identified from time to time in the Company’s filings with the Securities and Exchange Commission. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in its forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements. The Company does not undertake to update any of its forward-looking statements.

For Additional Information Please Contact:

Investor Contact	Media Contact
Peter McNierney	Ray Young
President and Chief Operating Officer	Halldin Public Relations
Gleacher & Company, Inc.	916.781.0659
212.273.7100

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